EXHIBIT 99 / Joint Filer Information
STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP (continued)

Item 1. M. Kenneth Oshman
 c/o Echelon Corporation
 550 Meridian Ave
 San Jose, CA 95126
Item 2. Echelon Corporation (ELON)
Item 3. 01/25/2005

ADDITIONAL REPORTING PERSONS COVERED BY THIS FORM 4
Pursuant to General Instruction 4(b)(v) to Form 4, the following additional reporting persons are covered by this joint filing:

The Oshman Trust dated July 10, 1979
O-S Ventures

The address to each such reporting person is:
Echelon Corporation
c/o M. Kenneth Oshman
550 Meridian Ave.
San Jose, CA 95126